Exhibit 10.3

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of August 31, 2015, is made by and between H&R BLOCK, INC., a Missouri corporation (the “Guarantor”), and BofI FEDERAL BANK, a federal savings bank (“Bank”).

RECITALS:

A. As of the date hereof, Bank and Emerald Financial Services, LLC, a Delaware limited liability company (“EFS”), have entered into a Program Management Agreement and related documents and agreements in connection with the transactions contemplated thereunder (as amended, modified, supplemented and restated from time to time, collectively, the “Transaction Documents”), pursuant to which EFS has agreed to facilitate and service the offering and administration of certain financial products and related accounts by Bank.

B. Guarantor has agreed to guarantee the obligations of EFS to Bank as set forth herein.

C. EFS is an indirect subsidiary of Guarantor, and Guarantor will derive a tangible and substantial benefit from the transactions contemplated by the Transaction Documents.

D. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Transaction Documents.

AGREEMENT

ACCORDINGLY, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

Section 1. Obligation of the Guarantor.

(a) Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Bank, its Affiliates, the officers and directors of Bank and its Affiliates, and Bank’s successors and permitted assigns (collectively, the “Bank Indemnified Parties”), the full and prompt payment and performance of each and every covenant, agreement, undertaking and obligation of EFS to Bank under or in connection with the Transaction Documents or the transactions contemplated thereby (collectively, the “Obligations”). Guarantor expressly waives diligence on the part of Bank in the collection or enforcement of the Obligations, whether fixed or contingent, and waives presentment, protest, notice of protest, dishonor, notice of acceptance of this Guaranty, demands for performance, and approval of any modifications, renewals or extensions of the Obligations that may be granted to EFS. Bank shall be under no obligation to notify Guarantor of its acceptance of this Guaranty, nor to use diligence in preserving the liability of any entity or person on said Obligations whether fixed or contingent, nor in bringing suit to enforce collection or enforcement of the Obligations secured by this Guaranty, nor of notice of any instruments now or hereafter executed in favor of Bank evidencing or securing said indebtedness.

(b) Guarantor shall, upon EFS failing to satisfy any Obligation (such failure, an “EFS Breach”), pay or perform, as applicable, such Obligation within thirty (30) days after Bank provides Guarantor with written notice of such EFS Breach.

Section 2. Reservation of Rights. Notwithstanding anything to the contrary contained or implied herein, Guarantor reserves the right to assert any defenses that EFS may have to payment or performance of an Obligation, in whole or in part, under the Transaction Documents or otherwise (other than defenses arising from the bankruptcy, insolvency or similar rights of EFS, or defenses related to the capacity or authority of EFS to enter into the Transaction Documents).

Section 3. Continuing Guaranty; Reinstatement. Guarantor shall not be relieved from its obligations hereunder until such time as all Obligations have been indefeasibly satisfied and paid in full and the time period for assertion of claims by Bank Indemnified Parties under the Transaction Documents shall have expired. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment on account of the Obligations shall be rescinded or must otherwise be restored upon the bankruptcy or reorganization of EFS or any other party or otherwise.

Section 4. Guaranty of Payment. It is the intent of the parties that this Guaranty is a guaranty of payment and not of collection.

Section 5. Representations and Warranties of Guarantor. Guarantor hereby represents and warrants for the benefit of Bank that:

(a) Guarantor has the requisite corporate power and authority to execute, deliver and perform this Guaranty;

(b) as of the date hereof, there is no undisclosed action, suit or proceeding pending or, to Guarantor’s knowledge, threatened against Guarantor before any Governmental Authority in which there is a reasonable possibility of an adverse decision which could affect, in a materially adverse manner, the ability of Guarantor to perform any of its obligations under, or which in any manner questions the validity of, this Guaranty;

(c) the execution, delivery and performance of this Guaranty by Guarantor does not contravene or constitute a default under (i) any statute, regulation or rule of any Governmental Authority, (ii) any provision of the certificate of incorporation or by-laws of Guarantor or (iii) any contractual restriction binding on Guarantor; and

(d) this Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6. Notices. All notices, demands and other communications hereunder shall be in writing and shall be sent by electronic mail, certified mail return receipt requested, by hand, by facsimile with verbal confirmation of receipt, or by nationally recognized overnight courier addressed to the party to whom such notice or other communication is to be given as follows:

If to Guarantor:

H&R Block, Inc.
One H&R Block Way
Kansas City, Missouri 64105
Attn: Tom Gerke, Chief Legal Officer
Email: tom.gerke@hrblock.com
Telephone: 816-854-6060
Facsimile: 816-854-8500

Attn: Walter Pirnot
Email: wpirnot@hrblock.com
Telephone: 816-854-5757
Facsimile: 816-802-1065

with copy to:

Stinson Leonard Street LLP
Attn: Mike Lochmann
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106
Email: mike.lochmann@stinsonleonard.com
Telephone: 816-691-3208
Facsimile: 816-412-1249

If to Bank:

BofI Federal Bank
4350 La Jolla Village Drive, Suite 140
San Diego, California 92122
Attn: Gregory Garrabrants
Email: ggarrabrants@bofifederalbank.com
Telephone: 858-350-6203
Facsimile: 858-764-6561

with copy to:

BofI Federal Bank
4350 La Jolla Village Drive, Suite 140
San Diego, California 92122
Attn: Eshel Bar-Adon
Email: EBar-Adon@bofifederalbank.com
Telephone: 858-764-2905
Facsimile: 858-764-6561

or to such other person or address as either party shall have previously designated to the other by written notice given in the manner set forth in this Section 6. Any notice provided pursuant to this Section 6 shall be effective on the day of delivery if (x) sent by certified mail; (y) sent by a nationally recognized overnight courier service; and (z) delivered by hand or via electronic mail.

Section 7. Severability. Should any provision of this Guaranty be declared invalid for any reason or to have ceased to be binding on the parties hereto, such provision shall be severed, and all other provisions herein shall continue to be effective and binding.

Section 8. Assignment. Any assignment by a party of its rights or obligations hereunder shall require the prior consent of the other party hereto, which consent shall not be unreasonably withheld.

Section 9. Governing Law. This Guaranty and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws provisions.

Section 10. Consent to Jurisdiction.

(a) Each party hereto agrees that all actions, proceedings or counterclaims arising out of or relating to this Guaranty or any of the transactions contemplated hereby shall be brought in the United States District Court for the Eastern District of Missouri located in the City of St. Louis, or as to those lawsuits to which the Federal Courts of the United States lack subject matter jurisdiction, before a court located in the State of Missouri in the City of St. Louis, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such proceeding shall be heard and determined only in any such court, and agrees not to bring any proceeding arising out of or relating to this Guaranty or any of the transactions contemplated hereby in any other court. For the purposes of such actions, proceedings, or counterclaims, service of process on a party hereto shall be deemed effective if it is dispatched by United States first class mail to such party’s address provided in Section 6.

(b) The parties hereto acknowledge and agree that this Guaranty was executed and delivered in the State of Missouri.

Section 11. Waivers. To the extent permitted by law, and notwithstanding anything to the contrary in this Guaranty or in the Transaction Documents, Guarantor hereby waives and agrees not to assert or take advantage of:

(a) Subject to Guarantor’s right to notice of an EFS Breach pursuant to Section 1(b) of this Guaranty, any right to require Bank to proceed against EFS, any member of EFS, or any other indemnitor or guarantor of the Obligations guaranteed hereby, or any other person, or to proceed against or exhaust any security held by Bank at any time or to pursue any other remedy in Bank’s power or under any other agreement before proceeding against Guarantor hereunder;

(b) Any defense based upon an election of remedies by Bank, even though such election destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor (after payment of the obligations guaranteed by Guarantor under this Guaranty) to proceed against EFS for reimbursement, or both;

(c) Any right or claim or right to cause a marshaling of the assets of Guarantor;

(d) Any duty on the part of Bank to disclose to Guarantor any facts Bank may now or hereafter know about EFS, regardless of whether Bank has reason to believe that any such facts materially increase the risk beyond that which Guarantor intended to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of EFS and of any and all circumstances bearing on the risk that liability may be incurred by Guarantor;

(e) Any lack of notice of disposition or of manner of disposition of any collateral;

(f) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Transaction Documents;

(g) Any deficiencies in any collateral or any deficiency in the ability of Bank to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

(h) Any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of EFS) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Bank to enforce any of its rights, whether now or hereafter required, which Bank may have against Guarantor or any collateral;

(i) Any modifications of the Transaction Documents or any obligation of EFS by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

(j) Any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty. By doing so, Guarantor agrees that Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or guarantor; and

(k) Any right of discharge under any and all statutes or other laws relating to guarantors or sureties, and any other rights of sureties and guarantors thereunder.

Section 12. Attorney Fees. If any action or other proceeding is brought for the enforcement or interpretation of any of the rights or provisions of this Guaranty, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Guaranty, the successful or prevailing party will be entitled to recover reasonable attorneys’ fees and all other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

Section 13. Waiver of Jury Trial. EACH PARTY TO THIS GUARANTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY.

Section 14. Section Headings. Section headings used herein are solely for the convenience of the parties hereto and shall not affect the interpretation or construction of this Guaranty.

Section 15. Binding Agreement. This Guaranty is legally binding on the parties hereto, and their respective successors and permitted assigns.

Section 16. Counterparts and Facsimile Signatures. This Guaranty may be executed in any number of multiple counterparts, all of which shall constitute but one and the same original. Facsimile signatures to this Guaranty shall be effective.

Section 17. Entire Agreement. This Guaranty constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and it shall not be amended, altered or changed except by a written agreement signed by each of the parties hereto.

(signature page follows)

IN WITNESS WHEREOF, the parties have executed this Guaranty Agreement as of the day and year first above written.

H&R BLOCK, INC.

By:	/s/ Gregory J. Macfarlane
	Name:	Gregory J. Macfarlane
	Title:	Chief Financial Officer

BofI FEDERAL BANK

By:	/s/ Gregory Garrabrants
	Name:	Gregory Garrabrants
	Title:	President and CEO